EXHIBIT 4.12

AMENDMENT NO. 7 TO THE CREDIT AGREEMENT

Dated as of March 1, 2004

AMENDMENT NO. 7 TO CREDIT AGREEMENT, dated as of March 1, 2004 (this “Amendment”), among DRESSER, INC., a Delaware corporation (the “U.S. Borrower”), D.I. LUXEMBOURG S.A.R.L., a corporation organized and existing under the laws of Luxembourg (the “Euro Borrower”, and, collectively with the U.S. Borrower, the “Borrowers”), DRESSER HOLDINGS, INC., a Delaware corporation (“Dresser Holdings” or the “Parent”), DEG ACQUISITIONS, LLC, a Delaware limited liability company (“DEG Acquisitions”), the Subsidiary Guarantors (as hereinafter defined), the Revolving Credit Lenders and the Tranche C Term Lenders (as hereinafter defined) listed on the signature pages hereof, the Issuing Banks, WELLS FARGO BANK TEXAS, N.A., as the Swing Line Bank, MORGAN STANLEY & CO. INCORPORATED (“MS & Co.”), as Collateral Agent, MORGAN STANLEY SENIOR FUNDING, INC. (“MSSF”), as Administrative Agent, and MSSF, as lead arranger and bookrunning manager for the Tranche C Term Facility (as hereinafter defined) (the “Tranche C Arranger”).

W I T N E S S E T H:

WHEREAS, the Borrowers, DEG Acquisitions, the Subsidiary Guarantors, certain financial institutions and other persons from time to time parties thereto (collectively, the “Lenders”) and the Agents have entered into a Credit Agreement dated as of April 10, 2001, as amended by Amendment No. 1 thereto dated as of March 13, 2002, Amendment No. 2 thereto dated as of June 17, 2002, Amendment No. 3 thereto dated as of December 11, 2002, Amendment No. 4 and Waiver thereto dated as of March 31, 2003, Amendment No. 5 thereto dated as of June 30, 2003 and Amendment No. 6 and Waiver dated as of August 5, 2003 (as so amended, the “Credit Agreement”; capitalized terms used herein but not defined shall be used herein as defined in the Credit Agreement). Dresser Holdings has entered into an Assignment and Assumption Agreement dated as of July 3, 2002 with DEG Acquisitions whereby Dresser Holdings assumed the duties and liabilities of DEG Acquisitions under the Credit Agreement and the Security Agreement.

WHEREAS, the Borrowers desire to amend the Credit Agreement to provide, in part, for (i) the addition of a new class of Tranche C Term Facility having identical terms with and having the same rights and obligations under the Loan Documents as the Tranche B Term Advances, as set forth in the Loan Documents, except as such terms are amended hereby, (ii) the borrowing by the U.S. Borrower of certain senior unsecured loans pursuant to a Term Loan Agreement (the “Refinancing Loans”) and (iii) certain amendments to Section 5.04 thereof;

WHEREAS, each Tranche B Term Lender who executes and delivers this Amendment shall be deemed, upon the effectiveness of this Amendment, to have exchanged its Tranche B Term Commitment and Tranche B Term Advances (which Tranche B Term Commitment and Tranche B Term Advances shall thereafter be deemed terminated and refinanced in full) for a Tranche C Term Commitment (a “Tranche C Term Commitment”) and

Tranche C Term Advances in the same aggregate principal amount as such Lender’s outstanding Tranche B Term Advances as set forth in Schedule I to the Credit Agreement, as amended as of the Amendment No. 7 Effective Date (as hereinafter defined), and such Lender shall thereafter become a Tranche C Term Lender (each, a “Tranche C Term Lender”);

WHEREAS, each Person who executes and delivers this Amendment as an Additional Tranche C Term Lender (each, an “Additional Tranche C Term Lender”), will make Tranche C Term Advances on the Amendment No. 7 Effective Date (as hereinafter defined) (each, an “Additional Tranche C Term Advance”) to the U.S. Borrower in an aggregate principal amount equal to the amount set forth opposite its name on Schedule I to the Credit Agreement, as amended as of the Amendment No. 7 Effective Date (as hereinafter defined), the proceeds of which will be used by the U.S. Borrower to refinance in full the outstanding principal amount of Tranche B Term Advances of Tranche B Term Lenders, if any, who do not execute and deliver this Amendment, it being understood that an Additional Tranche C Term Lender may be a Tranche B Term Lender prior to the Amendment No. 7 Effective Date;

WHEREAS, the U.S. Borrower shall pay to each Tranche B Term Lender all accrued and unpaid interest on its Tranche B Term Advances to the Amendment No. 7 Effective Date on such Amendment No. 7 Effective Date; and

WHEREAS, the Lenders have agreed, subject to the terms and conditions hereinafter set forth, to amend the Credit Agreement in certain respects as set forth below;

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration (the receipt and sufficiency of which is hereby acknowledged), the parties hereto hereby agree as follows:

SECTION 1. Amendment of Credit Agreement. The Credit Agreement is hereby amended as follows:

(a) Section 1.01 of the Credit Agreement is hereby amended as follows:

(i) By amending and restating clause (A) of the definition of “Applicable Margin” in its entirety to read as follows:

“(A) in respect of the Tranche C Term Facility, a percentage per annum equal to (a) for Eurodollar Rate Advances, 2.50% and (b) for Base Rate Advances, 1.50%.”

(ii) By deleting the definition of “Commitment” in its entirety and inserting the following definition in its place:

““Commitment” means a Tranche A U.S. Term Commitment, a Tranche A Euro Term Commitment, a Tranche C Term Commitment, a Revolving Credit Commitment or a Letter of Credit Commitment.”

(iii) By deleting the definition of “Lenders” in its entirety and inserting the following definition in its place:

““Lenders” means the Initial Lenders, the Tranche C Term Lenders and each Person that shall become a Lender hereunder pursuant to Section 9.07 or pursuant to Section 2.17 or pursuant to any amendment to this Agreement, for so long as such Initial Lender, Tranche C Term Lender or Person, as the case may be, shall be a party to this Agreement.”

(iv) By deleting the definition of “Tranche B Term Advance” in its entirety and inserting the following definition in its place:

““Tranche C Term Advance” means a term advance or term advances in Dollars made pursuant to Section 2.01(h) or deemed made pursuant to Section 2.01(g).”

(v) By deleting the definition of “Tranche B Term Commitment” in its entirety and inserting the following definition in its place:

““Tranche C Term Commitment” means, with respect to any Tranche C Term Lender at any time, the amount set forth opposite such Lender’s name on Schedule I hereto under the caption “Tranche C Term Commitment” or, if such Lender has entered into one or more Assignment and Acceptances, the amount set forth for such Lender in the Register maintained by the Administrative Agent pursuant to Section 9.07(d) as such Lender’s “Tranche C Term Commitment”, as such amount may be reduced at or prior to such time pursuant to Section 2.05.”

(vi) By deleting the definition of “Tranche B Term Facility” in its entirety and inserting the following definition in its place:

““Tranche C Term Facility” means, at any time, the aggregate amount of the Tranche C Term Lenders’ Tranche C Term Commitments at such time.”

(vii) By deleting the definition of “Tranche B Term Lender” in its entirety and inserting the following definition in its place:

““Tranche C Term Lender” means, collectively, (a) each Tranche B Term Lender that executes and delivers Amendment No. 7 on or prior to the Amendment No. 7 Effective Date and (b) each Additional Tranche C Term Lender.”

(viii) By deleting the definition of “Tranche B Term Note” in its entirety and inserting the following definition in its place:

““Tranche C Term Note” means a promissory note of the U.S. Borrower payable to the order of any Tranche C Term Lender, in substantially the form of Exhibit A-4 hereto, evidencing the indebtedness of the U.S. Borrower to such Lender resulting from the Tranche C Term Advance made by such Lender, as amended.”

(ix) By inserting the following new definitions therein in the appropriate alphabetical order:

““Additional Tranche C Term Advance” means a term advance or term advances in Dollars made pursuant to Section 2.01(h) of this Agreement on the Amendment No. 7 Effective Date.

“Additional Tranche C Term Borrowing” means a borrowing consisting of simultaneous Additional Tranche C Term Advances of the same Type made by the Additional Tranche C Term Lenders.

“Additional Tranche C Term Commitment” means, with respect to an Additional Tranche C Term Lender, the commitment of such Additional Tranche C Term Lender to make Additional Tranche C Term Advances on the Amendment No. 7 Effective Date, in an amount in Dollars set forth next to the name of such Additional Tranche C Term Lender on Schedule I hereto under the caption “Additional Tranche C Term Commitment”. The aggregate amount of the Additional Tranche C Term Commitments and the Tranche C Term Commitments of each Tranche B Term Lender that executes and delivers Amendment No. 7 on or prior to the Amendment No. 7 Effective Date shall be an amount (rounded upwards, if necessary, to the nearest $1,000,000) equal to (a) the aggregate principal amount of Tranche B Term Advances outstanding immediately prior to the Amendment No. 7 Effective Date minus (b) the sum of (i) the net proceeds of Refinancing Loans made on the Amendment No. 7 Effective Date plus (ii) U.S.$25,000,000.

“Additional Tranche C Term Lender” means a Person with an Additional Tranche C Term Commitment to make Additional Tranche C Term Advances to the U.S. Borrower on the Amendment No. 7 Effective Date, it being understood that an Additional Tranche C Term Lender may be a Tranche B Term Lender.

“Amendment No. 7” means Amendment No. 7 to this Agreement dated as of March 1, 2004 among the Borrowers, DEG Acquisitions, the Parent, the Subsidiary Guarantors, the Lenders party thereto and the Agents.

“Amendment No. 7 Effective Date” is defined in Section 3 of Amendment No. 7.

“Refinancing Loan Agreement” means the Senior Unsecured Term Loan Agreement dated as of March 1, 2004 among the U.S. Borrower, the lenders party thereto and MSSF, as administrative agent for such lenders.

“Refinancing Loans” means the term loans made to the U.S. Borrower pursuant to the Refinancing Loan Agreement.

“Tranche B Term Advance” has the meaning specified in Section 1.01 of this Credit Agreement, as in effect prior to the Amendment No. 7 Effective Date.

“Tranche B Term Commitment” has the meaning specified in Section 1.01 of this Credit Agreement, as in effect prior to the Amendment No. 7 Effective Date.”

“Tranche B Term Lender” has the meaning specified in Section 1.01 of this Credit Agreement, as in effect prior to the Amendment No. 7 Effective Date.”

(b) Section 2.01 of the Credit Agreement is amended by adding the following new subsections (g) through (i) immediately after Section 2.01(f):

“(g) Exchange. Subject to the terms and conditions hereof, each Tranche B Term Lender with a Tranche C Term Commitment severally agrees to exchange its Tranche B Term Advance for a like principal amount in Dollars of Tranche C Term Advances on the Amendment No. 7 Effective Date, and from and after the Amendment No. 7 Effective Date such Tranche B Term Advance shall be deemed refinanced in full and such Tranche C Term Advances shall be deemed made hereunder.

(h) The Additional Tranche C Term Advances. Subject to the terms and conditions hereof, each Additional Tranche C Term Lender severally agrees to make Additional Tranche C Term Advances in Dollars to the U.S. Borrower on the Amendment No. 7 Effective Date in a principal amount not to exceed its Additional Tranche C Term Commitment on the Amendment No. 7 Effective Date. The U.S. Borrower shall refinance all Tranche B Term Advances of Tranche B Term Lenders that do not execute and deliver Amendment No. 7 on the Amendment No. 7 Effective Date with the gross proceeds of the Additional Tranche C Term Advances and the Refinancing Loans.

(i) Interest. On the Amendment No. 7 Effective Date the U.S. Borrower shall pay all accrued and unpaid interest (including, without limitation, any costs and expenses under Section 9.04(c)) on the Tranche B Term Advances to the Tranche B Term Lenders.”

(c) Section 2.04(c) of the Credit Agreement is amended in full to read as follows:

“(c) Tranche C Term Advances. The U.S. Borrower shall repay to the Administrative Agent for the ratable account of the Tranche C Term Lenders the aggregate outstanding principal amount of the Tranche C Term Advances on the last day of each fiscal quarter of the U.S. Borrower, commencing with the fiscal quarter ending March 31, 2004 and continuing through the Termination Date, in an amount equal to (i) in the case of each installment prior to the last four installments, 0.25% of the initial aggregate principal amount of all Tranche C Term Advances and (ii) in the case of each of the last four installments, 25% of the aggregate principal amount of all Tranche C Term Advances outstanding at the beginning of such four-quarter period (with the amounts in clauses (i) and (ii) to be reduced in accordance with Section 2.06 as a result of the application of prepayments that were required as a condition of the effectiveness of Amendment No. 7 or were thereafter made); provided, however, that the final principal installment shall be repaid on the Termination Date and shall be in an amount equal to the aggregate principal amount of the Tranche C Term Advances outstanding on such date.”

(d) Section 2.14 of the Credit Agreement is amended in full to read as follows:

“Use of Proceeds. The proceeds of the Tranche A U.S. Term Advances, the Tranche A Euro Term Advances and the Tranche B Term Advances shall be available (and the Applicable Borrower agrees that it shall use such proceeds) solely to finance the Recapitalization, to refinance Existing Debt and pay fees and expenses incurred in connection with the Transaction. The proceeds of the Tranche C Term Advances shall be available (and the U.S. Borrower agrees that it shall use such proceeds) to prepay the Tranche B Term Advances outstanding on the Amendment No. 7 Effective Date and for general corporate purposes of the U.S. Borrower and its Subsidiaries. The proceeds of the Revolving Credit Advances, the Swing Line Advances and the issuances of Letters of Credit shall be available (and the U.S. Borrower agrees that it shall use such proceeds) solely to provide revolving credit for the U.S. Borrower and its Subsidiaries and for any other lawful purpose permitted hereunder.”

(e) Upon the Amendment No. 7 Effective Date, the Tranche C Term Advances shall have the same terms, rights and obligations as the Tranche B Term Advances as set forth in the Loan Documents, except as modified by Section 1 of this Amendment, and all references to “Tranche B Term Advances”, “Tranche B Term Commitment”, “Tranche B Term Facility”, “Tranche B Term Note”, “Tranche B Term Lenders” and “Tranche B Term Borrowings” in the Loan Documents (except for those in Sections 2.01(c), 2.01(g) through (i) and 2.14 of the Credit Agreement and except for all other uses of those terms in reference to any obligation performed or right accrued or exercised by any Loan Party prior to the Amendment No. 7 Effective Date in respect of the Tranche B Term Advances, Tranche B Term Commitments, Tranche B Term Facility, Tranche B Term Note, Tranche B Term Lenders and Tranche B Term Borrowings as outstanding prior to the Amendment No. 7 Effective Date, such as, for example, the right to deduct payments made on Advances under the Tranche B Term Facility set forth in clause (X)(b)(vi) of the definition of “Excess Cash Flow”) shall be deemed to be references to “Tranche C Term Advances”, “Tranche C Term Commitment”, “Tranche C Term Facility”, “Tranche C Term Note”, “Tranche C Term Lenders” and “Tranche C Term Borrowings”, respectively.

SECTION 2. Other Amendments. The Credit Agreement is hereby further amended as follows:

(a) Section 1.01 of the Credit agreement is hereby further amended as follows:

(i) The definition of “EBITDA” therein is amended by (A) adding the following phrase at the end of subclause (b)(v) thereof “and fees payable and expenses incurred in connection with any amendments or waivers of this Agreement”, (B) deleting subclause (d)(2) thereof and (C) redesignating subclause (d)(3) as (d)(2).

(ii) The definition of “Net Income” therein is amended by deleting clause (ii) thereof in its entirety and replacing such clause with the clause “(ii) [Intentionally Omitted]”.

(iii) Clause (f) of the definition of “Permitted Acquisition” therein is amended in its entirety to read as follows:

“(f) at any time after the Amendment No. 7 Effective Date, the aggregate consideration for such acquisition, when added to all such consideration for all such acquisitions made on or after the Amendment No. 7 Effective Date, shall not exceed $300,000,000 or its equivalent in another currency”.

(iv) By inserting the following new definitions therein in the appropriate alphabetical order:

“Acquisition Debt Basket” means at any time $250,000,000 less the sum of (i) the aggregate principal amount borrowed under Section 2.17 after the Amendment No. 7 Effective Date, the proceeds of which are applied to finance Permitted Acquisitions plus (ii) the aggregate principal amount of Refinancing Loans borrowed after the Amendment No. 7 Effective Date, the proceeds of which are applied to finance Permitted Acquisitions.

“Foreign Cash Equivalents” means, to the extent owned by the Euro Borrower or any Foreign Subsidiary free and clear of all Liens other than Liens created under the Collateral Documents, cash equivalents or other instruments of a type and nature (including, without limitation, with respect to credit quality and liquidity) similar to the cash equivalents or other instruments described in clauses (a) through (f) of the definition of Cash Equivalents.

(b) Section 2.17 is amended by deleting the phrase “$95,000,000 (or the Equivalent in Euros thereof) plus the High Yield Add-On Proceeds (or the Equivalent in Euros thereof)” in each place it appears therein and substituting in each case therefor the phrase “$250,000,000 (or the Equivalent in Euros thereof)”.

(c) Article V of the Credit Agreement is amended as follows:

(i) By amending and restating the title thereof to read: “COVENANTS OF THE PARENT AND THE U.S. BORROWER”.

(ii) By amending and restating the introductory paragraph of Section 5.01 to read as follows:

“So long as any Advance or any other Obligation of any Loan Party under any Loan Document with respect to the payment of principal, interest or fees shall remain unpaid, any Letter of Credit shall be outstanding or any Lender Party shall have any Commitment hereunder, (i) prior to the Amendment No. 7 Effective Date, the Parent, or (ii) on and after the Amendment No. 7 Effective Date, the U.S. Borrower, will:”

(iii) By deleting the word “Parent” in (A) the introductory paragraph of Section 5.02 and (B) the lead-in sentence of Section 5.02(b)(ii) and substituting therefor the phrase “U.S. Borrower”.

(iv) By deleting the amount “$35,000,000” in Section 5.02(a)(viii) and substituting therefor the amount “$50,000,000”.

(v) By adding the following new subclause (E) immediately after subclause (D) in Section 5.02(b)(i):

“(E) the Refinancing Loans on terms and conditions satisfactory to the Administrative Agent in an aggregate principal amount not to exceed at any time the sum of (i) 100,000,000 plus (ii) the aggregate principal amount of Refinancing Loans in excess of $100,000,000 applied to prepay the Tranche C Term Advances plus (iii) the Acquisition Debt Basket at such time (so long as, in the case of clause (iii), the proceeds of such additional Refinancing Loans are applied to finance Permitted Acquisitions).”

(vi) By deleting the amount “$10,000,000” in subclause (C) of Section 5.02(b)(ii) and substituting therefor the amount “$20,000,000”.

(vii) By deleting the amount “$10,000,000” in subclause (K) of Section 5.02(b)(ii) and substituting therefor the amount “$20,000,000”.

(viii) By deleting the amount “$25,000,000” in subclause (O) of Section 5.02(b)(ii) and substituting therefor the amount “$50,000,000”.

(ix) By deleting the phrase “U.S.$25,000,000 in any one Fiscal Year and U.S.$75,000,000 in the aggregate for all such transactions” in Section 5.02(e)(iii) and substituting therefor the phrase “U.S.$150,000,000 in the aggregate for all such transactions made on or after the Amendment No. 7 Effective Date”.

(x) By adding the following new subsection (vii) immediately after subsection (vi) in Section 5.02(e):

“(vii) sales of individual US export receivables with a fair market value of not more than U.S.$15,000,000 in any one Fiscal Year.”

(xi) By deleting the amount “$50,000,000” in subclause (D) of Section 5.02(f)(i) and substituting therefor:

“the sum of (x) all such Investments then outstanding that were made prior to the Amendment No. 7 Effective Date and (y) $100,000,000”

(xii) By adding the following new subsection (x) immediately after subsection (ix) in Section 5.02(f):

“(x) Investments by the Euro Borrower or any Foreign Subsidiary in Foreign Cash Equivalents.”

(xiii) By deleting the table contained in Section 5.04(a) thereof in its entirety and substituting therefor the following table:

Quarter Ending	Ratio
March 31, 2002 June 30, 2002 September 30, 2002 December 31, 2002	4.90:1.00 4.90:1.00 4.90:1.00 5.50:1.00

March 31, 2003 June 30, 2003 September 30, 2003 December 31, 2003	5.75:1.00 5.95:1.00 5.95:1.00 5.30:1.00

March 31, 2004 June 30, 2004 September 30, 2004 December 31, 2004	5.30:1.00 5.30:1.00 5.30:1.00 5.30:1.00

March 31, 2005 June 30, 2005 September 30, 2005 December 31, 2005	4.90:1.00 4.90:1.00 4.90:1.00 4.90:1.00

March 31, 2006 June 30, 2006 September 30, 2006 December 31, 2006	4.70:1.00 4.70:1.00 4.70:1.00 4.70:1.00

For each fiscal quarter thereafter	4.70:1.00

(xiv) By deleting the table contained in Section 5.04(b) in its entirety and substituting therefor the following table:

Quarter Ending	Ratio
March 31, 2002 June 30, 2002 September 30, 2002 December 31, 2002	2.00:1.00 2.00:1.00 2.00:1.00 2.00:1.00

March 31, 2003 June 30, 2003 September 30, 2003 December 31, 2003	1.85:1.00 1.80:1.00 1.80:1.00 2.00:1.00

March 31, 2004 June 30, 2004 September 30, 2004 December 31, 2004	2.00:1.00 2.00:1.00 2.00:1.00 2.00:1.00

March 31, 2005 June 30, 2005 September 30, 2005 December 31, 2005	2.15:1.00 2.15:1.00 2.15:1.00 2.15:1.00

March 31, 2006 June 30, 2006 September 30, 2006 December 31, 2006	2.30:1.00 2.30:1.00 2.30:1.00 2.30:1.00

For each fiscal quarter thereafter	2.30:1.00

(d) Upon and after the effectiveness of this Amendment, Schedule I to the Credit Agreement shall be amended to reflect the allocations of the Lender Parties as of the Amendment No. 7 Effective Date (as defined below).

SECTION 3. Conditions to Effectiveness. This Amendment and the amendments contained herein shall become effective on the date (the “Amendment No. 7 Effective Date”) when each of the conditions set forth in this Section 3 to this Amendment shall have been fulfilled to the satisfaction of the Administrative Agent.

(i) Execution of Counterparts. The Administrative Agent shall have received counterparts of this Amendment, duly executed and delivered on behalf of each of the (a) Borrowers, (b) the Administrative Agent, (c) the Required Lenders (after giving effect to the prepayment of Tranche B Term Advances contemplated hereby) and (d) each Tranche

C Term Lender, or as to any of the foregoing parties, advice reasonably satisfactory to the Administrative Agent that each of the foregoing parties has executed a counterpart of this Amendment.

(ii) Notice of Borrowing. The U.S. Borrower shall have provided the Administrative Agent with a Notice of Borrowing in accordance with the requirements of Section 2.02(a) of the Credit Agreement prior to the Amendment No. 7 Effective Date with respect to the borrowing of the Tranche C Term Advances on the Amendment No. 7 Effective Date except that the three Business Day notice requirement is hereby waived.

(iii) Consummation of Refinancing Loans. Simultaneously with the effectiveness of this Amendment, the U.S. Borrower shall have received an amount equal to at least U.S.$95,000,000 in gross proceeds of the Refinancing Loans and shall have applied such proceeds to prepay the Tranche B Term Advances, which prepayment shall constitute an optional prepayment.

(iv) Voluntary Prepayment of Tranche B Term Advances. Simultaneously with the effectiveness of this Amendment, the U.S. Borrower shall have made a voluntary prepayment of the Tranche B Term Advances in an amount equal to $25,000,000 with available cash on hand (other than proceeds of the Refinancing Loans, the Revolving Credit Advances and the Tranche C Term Advances), which prepayment shall constitute an optional prepayment.

(v) Payment of Fees and Expenses. The U.S. Borrower shall have paid (a) to the Administrative Agent, for the benefit of the applicable Revolving Credit Lenders, a fee equal to 0.125% of the aggregate Revolving Credit Commitments of each Revolving Credit Lender that has executed and delivered this Amendment on or before February     , 2004, and (b) all expenses (including the fees and expenses of Shearman & Sterling LLP) incurred in connection with the preparation, negotiation and execution of this Amendment and other matters relating to the Credit Agreement from and after the last invoice to the extent invoiced.

(vi) Evidence of Debt. Each Tranche C Term Lender shall have received, if requested, one or more Notes payable to the order of such Lender duly executed by the U.S. Borrower in substantially the form of Exhibit A-4 to the Credit Agreement, as modified by this Amendment, evidencing the Tranche C Term Advances.

(vii) Interest, Etc. Simultaneously with the making of the Tranche C Term Advances, the U.S. Borrower shall have paid to all the Tranche B Term Lenders all accrued and unpaid interest on the Tranche B Term Advances to the Amendment No. 7 Effective Date plus any loss or expense pursuant to Section 9.04(c) of the Credit Agreement.

(viii) Execution of Consent. The Administrative Agent shall have received counterparts of a Consent substantially in the form of Exhibit A to this Amendment, duly executed by each of the entities listed therein.

(ix) Resolutions. The Administrative Agent shall have received certified copies of (A) the resolutions of the Board of Directors of each of the Borrowers evidencing approval for this Amendment and all matters contemplated hereby and (B) all documents evidencing other necessary corporate action and governmental and other third party approvals and consents if any, with respect to this Amendment and the matters contemplated hereby.

(x) Certificates. The Administrative Agent shall have received a certificate of the Secretary or an Assistant Secretary of each of the Borrowers certifying as to (A) the names and true signatures of the officers of each Borrower authorized to sign this Amendment and the other documents to be delivered hereunder, (B) that no authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body, or any third party to any agreements and instruments is required for the due execution, delivery or performance by each Borrower of this Amendment, (C) a true and correct copy of any and all amendments to the charter or bylaws of such Borrower since the date of the certificate delivered pursuant to Section 3.01(a)(vi) of the Credit Agreement or the absence of any such amendments, (D) the representations and warranties contained in Section 5 of this Amendment are true and correct and (E) no event has occurred and is continuing that constitutes a Default.

(xi) Legal Details, Etc. All documents executed or submitted pursuant hereto shall be satisfactory in form and substance to the Administrative Agent and Shearman & Sterling LLP as counsel. The Administrative Agent and its counsel shall have received all information and such counterpart originals or such certified or other copies or such materials as the Administrative Agent or its counsel may reasonably request, and all legal matters incident to the transactions contemplated by this Amendment shall be satisfactory to the Administrative Agent and its counsel.

(xii) No Default. No Default shall have occurred and be continuing, or would occur as a result of the transactions contemplated by this Agreement.

The Administrative Agent’s disbursement of the prepayments made on Tranche B Term Advances pursuant to clauses (iii) and (iv) of this Section 3 shall establish conclusively that the foregoing conditions have been satisfied or waived and that this Amendment and the amendments contained herein have become effective.

SECTION 4. Confirmation of Representations and Warranties. Each of the Borrowers hereby represents and warrants, on and as of the date hereof, that the representations and warranties contained in the Credit Agreement and the other Loan Documents to which they are a party are correct and true in all material respects on and as of the date hereof, before and after giving effect to this Amendment, as though made on and as of the date hereof, other than any such representations or warranties that, by their terms, refer to a specific date.

SECTION 5. Reference to and Effect on the Transaction Documents. (a) On and after the effectiveness of this Amendment, each reference in the Credit Agreement to “hereunder”, “hereof” or words of like import referring to the Credit Agreement, and each reference in the other transaction documents to the “Credit Agreement”, “thereunder”, “thereof” or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement as modified by this Amendment.

(b) The Credit Agreement, the Notes and each of the other Loan Documents, as specifically amended by this Amendment, are and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed. Without limiting the generality of the foregoing, the Collateral Documents and all of the Collateral described therein do and shall continue to secure the payment of all Obligations of the Loan Parties under the Loan Documents, in each case as amended by this Amendment.

(c) The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Lender or any Agent under any of the Loan Documents, nor constitute a waiver of any provision of any of the Loan Documents.

SECTION 6. Execution in Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement. Delivery of an executed counterpart of a signature page to this Amendment by telecopier shall be effective as delivery of a manually executed counterpart of this Amendment.

SECTION 7. Governing Law. This Amendment shall be governed by, and construed in accordance with, the laws of the State of New York, and shall be subject to the jurisdictional and service provisions of the Credit Agreement, as if this were a part of the Credit Agreement.

SECTION 8. Entire Agreement; Modification. This Amendment constitutes the entire agreement of the parties hereto with respect to the subject matter hereof, there being no other agreements or understandings, oral, written or otherwise, respecting such subject matter, any such agreement or understanding being superseded hereby, shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, and may not be amended, extended or otherwise modified, except in a writing executed in whole or in counterparts by each party hereto.

[Signatures follow.]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed and delivered by their respective authorized officers as of the day and year first above written.

DRESSER, INC., as U.S. Borrower

By:
Name:
Title:

D.I. LUXEMBOURG S.A.R.L.,
as Euro Borrower

By:
Name:
Title:

DEG ACQUISITIONS, LLC

By:	FIRST RESERVE FUND VIII, L.P.,
a Delaware limited partnership, its Manager

	By:	FIRST RESERVE GP VIII, L.P.,
a Delaware limited partnership, its general partner

		By:	FIRST RESERVE CORPORATION,
a Delaware corporation, its general partner

By:
Name:
Title:

DRESSER HOLDINGS, INC.

By:

Name: Title:

MORGAN STANLEY SENIOR FUNDING, INC., as Administrative Agent

By:

Name: Title:

MORGAN STANLEY & CO. INCORPORATED, as Collateral Agent

By:

Name: Title:

REVOLVING CREDIT LENDERS

[Print Name of Financial Institution]

By:

Name: Title:

TRANCHE C TERM LENDERS

[Print Name of Financial Institution]

By:

Name: Title:

ISSUING BANKS

WELLS FARGO BANK, N.A.

By:

Name: Title:

ISSUING BANKS

CREDIT SUISSE FIRST BOSTON

By:

Name:
Title:

By:

Name:
Title:

SWING LINE BANK

WELLS FARGO BANK TEXAS, N.A.

By:
Name:
Title:

EXHIBIT A TO AMENDMENT NO. 7

CONSENT

Reference is made to the Credit Agreement, dated as of April 10, 2001, as amended by Amendment No. 1 thereto dated as of March 13, 2002, Amendment No. 2 thereto dated as of June 17, 2002, Amendment No. 3 thereto dated as of December 11, 2002, Amendment No. 4 and Waiver thereto dated as of March 31, 2003, Amendment No. 5 dated as of June 30, 2003 and Amendment No. 6 and Waiver thereto dated as of August 5, 2003 among the Borrowers, the Lenders party thereto, and Morgan Stanley Senior Funding, Inc., as Administrative Agent (such Credit Agreement, as so amended, the “Credit Agreement”).

Each of the undersigned confirms and agrees that (a) notwithstanding the effectiveness of the foregoing Amendment No. 7 to the Credit Agreement, each Loan Document to which such Person is a party is, and shall continue to be, in full force and effect and is hereby ratified and confirmed in all respects, in each case as amended by Amendment No. 7 to the Credit Agreement, and (b) the Collateral Documents to which such Person is a party and all of the Collateral described therein do, and shall continue to, secure the payment of all of the Secured Obligations and the Guaranteed Obligations, respectively (in each case, as defined therein).

DEG ACQUISITIONS, LLC

By:	FIRST RESERVE FUND VIII, L.P.,
a Delaware limited partnership, its Manager

By:	FIRST RESERVE GP VIII, L.P.,
a Delaware limited partnership, its general partner

By:	FIRST RESERVE CORPORATION,
a Delaware corporation, its general partner

By:
Name:
Title:

DRESSER HOLDINGS, INC.

By:
Name:
Title:

DRESSER INTERNATIONAL, INC.

By:
Name:
Title:

DRESSER RE, INC.

By:
Name:
Title:

DRESSER RUSSIA, INC.

By:
Name:
Title:

LVF HOLDING CORPORATION

By:
Name:
Title:

MODERN ACQUISITION, INC.

By:
Name:
Title:

DRESSER ENTECH, INC.

By:
Name:
Title:

RING-O VALVE, INCORPORATED

By:
Name:
Title:

DRESSER CHINA, INC.

By:
Name:
Title: